CUSIP No. 152418109                                         Page 22 of 31 Pages

                                                                       EXHIBIT 8

                               Mr. Richard Lashley
                                 2 Trinity Place
                                Warren, NJ 07059




June 6, 2002

CERTIFIED MAIL RETURN RECEIPT REQUESTED AND OVERNIGHT DELIVERY

Ms. Rhoda K. Astone
Secretary and Clerk
Central Bancorp, Inc.
399 Highland Avenue
Somerville, MA  02144

         Re:      Notice of Intent to Nominate Two Directors

Dear Ms. Astone:

         This letter constitutes a notice of intent by Richard Lashley to nominate two persons for election as directors of Central Bancorp, Inc. (the "Company") at the 2002 Annual Meeting of Stockholders of the Company. This notice is being provided to you pursuant to Section (A) of Article VI(D) of the Company's Articles of Organization. Mr. Lashley owns of record 100 shares (as evidenced by the attached certificate #CB0089), and 500 shares in street name, of the Company's common stock, par value $1.00 per share (the "Common Stock"). Mr. Lashley also beneficially owns an additional 149,268 shares of the Common Stock. By the fact of Mr. Lashley's submission of this notice of intent to nominate, it is his understanding the Company is now obligated under the federal securities laws to obtain pre-approval by the United States Securities and Exchange Commission of its proxy materials.

         Mr. Lashley hereby notifies the Company pursuant to Section (A) of
Article VI(D) of the Company's Articles of Organization that he intends to nominate Mr. Richard Fates and Mr. Garrett Goodbody for election to the Board of Directors of the Company at the 2002 Annual Meeting of Stockholders of the Company. Enclosed is the written consent of each proposed nominee to be named in Mr. Lashley's proxy statement and to serve as a director of the Company if elected.

         Set forth below is certain information, including that required by
Article VI(D) of the Company's Articles of Organization. The information set forth below responds fully to all of the requirements of Article VI(D). Mr. Lashley is aware this nomination letter may be received by the Company prior to the dates prescribed by the Company's Articles of Organization, however, he wanted to provide advance notice to the Company so that the Company can advise him if the Company needs additional information from him or his nominees.


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CUSIP No. 152418109                                         Page 23 of 31 Pages

(i)     As to each proposed nominee:

A.       Name, Age, Business Address and Residence Address

Name               Age    Business Address              Residence Address
----               ---    ----------------              -----------------
Richard Fates      57     95 Rock Maple Avenue          95 Rock Maple Avenue
                          South Hamilton, MA  01982     South Hamilton, MA 01982

Garrett Goodbody   57     55 Mudge Pond Road            55 Mudge Pond Road
                          Sharon, CT 06069              Sharon, CT 06069

B.       Principal Occupation or Employment

Richard Fates:    Current: Bay State Financial Services, Inc.-(Financial advice and planning firm, Boston, MA); Principal and Owner of Fates
                  Financial Advisors. Former: Regional President, Central
                  Massachusetts Region, BankBoston & FleetBoston Financial.

Garrett Goodbody: Current: Managing Member of Goodbody/PL Capital, LLC (General
                  Partner of Goodbody/PL Capital, LP, a member of the PL Capital Group (which consists of the entities defined as the "Group" in a Schedule 13D with respect to the stock of the Company, originally filed on July 19, 2001, as amended)) and Managing Partner of Goodbody Partners LP, a firm engaged in portfolio management and international financial services consulting.
                  Former: Senior executive with various major banking organizations including Citibank, Marine Midland/HSBC and New Milford Savings Bank.

C.       Shares Owned Either Beneficially or Of Record

Name of Nominee                Class                            Amount

Richard Fates                 Common                             500 (1)
Garrett Goodbody              Common                          17,168 (1)(2)

(1) The PL Capital Group, of which Mr. Fates and Mr. Goodbody may be deemed members, beneficially owns an aggregate of 155,368 shares of Common Stock.
(2) Includes 5,000 shares of Common Stock held directly by Mr. Goodbody and an additional 12,168 shares of Common Stock owned beneficially in Mr. Goodbody's role as managing member of Goodbody/PL LLC, the general partner of Goodbody/PL, LP.

D.       Interest of Certain Persons in Matters to be Acted Upon

         Except as otherwise set forth herein, neither Mr. Fates nor Mr. Goodbody is or was, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan

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CUSIP No. 152418109                                         Page 24 of 31 Pages

or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. PL Capital, LLC ("PL Capital"), which is the general partner of Financial Edge Fund, L.P. ("Financial Edge Fund") and Financial Edge Strategic Fund, LP ("Financial Edge Strategic") is entitled to receive an allocation of profits with respect to the shares of Common Stock owned by Financial Edge Fund and Financial Edge Strategic.

         Goodbody/PL Capital, LLC ("Goodbody/PL LLC"), the general partner of Goodbody/PL Capital, LP ("Goodbody/PL LP"), is entitled to receive an allocation of profits with respect to the shares of Common Stock owned by Goodbody/PL LP.

         Except as otherwise set forth herein, neither Mr. Fates nor Mr. Goodbody, nor any of their associates, has any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

E.       Other Information

Directorships of Other Publicly Owned Companies

         Mr. Goodbody is a director of Equitable Bank, a savings association based in Wheaton, Maryland (symbol: EQSB).

Material Proceedings Adverse to the Company

         To Mr. Lashley's knowledge, there are no material proceedings to which either Mr. Fates or Mr. Goodbody, or any associate of either of them, is a party adverse to the Company or any of its subsidiaries, and neither of them nor any associate of either of them has a material interest adverse to the Company or any of its subsidiaries.

Transactions In Stock of the Company

         The following transactions are the only transactions during the past two years with regard to the Common Stock made by Mr. Fates, Mr. Goodbody or other entities constituting the PL Capital Group. All transactions are purchases unless otherwise identified.

Transactions by Mr. Lashley:
------------------------------- ----------------------------
             Date                    Number of Shares
------------------------------- ----------------------------
            8/9/01                          100
------------------------------- ----------------------------
           1/28/02                          500
------------------------------- ----------------------------

Transactions by Mr. Goodbody:
------------------------------- ----------------------------
             Date                    Number of Shares
------------------------------- ----------------------------
            1/7/02                         1000
------------------------------- ----------------------------
           2/20/02                         4000
------------------------------- ----------------------------

Transactions by Mr. Fates:
------------------------------- ----------------------------
             Date                    Number of Shares
------------------------------- ----------------------------

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CUSIP No. 152418109                                         Page 25 of 31 Pages

            1/8/02                          300
------------------------------- ----------------------------
            1/9/02                          100
------------------------------- ----------------------------
           1/10/02                          100
------------------------------- ----------------------------

Transactions by Financial Edge Fund:
------------------------------- ----------------------------
             Date                    Number of Shares
------------------------------- ----------------------------
           1/10/01                         5000
------------------------------- ----------------------------
           1/16/01                         2500
------------------------------- ----------------------------
            2/7/01                         2500
------------------------------- ----------------------------
            4/6/01                         8000
------------------------------- ----------------------------
           5/30/01                         8000
------------------------------- ----------------------------
            6/4/01                         2000
------------------------------- ----------------------------
            6/5/01                         2000
------------------------------- ----------------------------
            6/8/01                         5000
------------------------------- ----------------------------
           6/11/01                         6500
------------------------------- ----------------------------
           6/12/01                         4000
------------------------------- ----------------------------
           6/13/01                         3400
------------------------------- ----------------------------
           6/14/01                         4000
------------------------------- ----------------------------
           6/18/01                         2500
------------------------------- ----------------------------
           6/19/01                         2500
------------------------------- ----------------------------
            7/9/01                         4400
------------------------------- ----------------------------
           7/16/01                         1500
------------------------------- ----------------------------
           7/17/01                          500
------------------------------- ----------------------------
           7/18/01                          600
------------------------------- ----------------------------
           7/20/01                         1400
------------------------------- ----------------------------
           7/24/01                         2100
------------------------------- ----------------------------
           10/25/01                        5000
------------------------------- ----------------------------
       11/26/01 (sale)                    (2500)
------------------------------- ----------------------------
           1/17/02                         2500
------------------------------- ----------------------------
           1/28/02                         2500
------------------------------- ----------------------------
           1/30/02                         24000
------------------------------- ----------------------------
           1/31/02                         14000
------------------------------- ----------------------------

Transactions by Financial Edge Strategic:
------------------------------- ----------------------------
             Date                    Number of Shares
------------------------------- ----------------------------
           4/23/01                         3500
------------------------------- ----------------------------
            6/4/01                         4900
------------------------------- ----------------------------
           6/11/01                         4600
------------------------------- ----------------------------
            7/9/01                         2400
------------------------------- ----------------------------
           12/31/01                        3600
------------------------------- ----------------------------
           1/15/02                         1700
------------------------------- ----------------------------
           1/16/02                         2500
------------------------------- ----------------------------

Transactions by Goodbody/PL LP:
------------------------------- ----------------------------
             Date                    Number of Shares
------------------------------- ----------------------------
           5/30/01                         7000
------------------------------- ----------------------------
           6/11/01                         2500
------------------------------- ----------------------------
           1/30/02                         2668
------------------------------- ----------------------------

Transactions by Archimedes:
------------------------------- ----------------------------
             Date                    Number of Shares
------------------------------- ----------------------------
           5/30/01                         3000
------------------------------- ----------------------------

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CUSIP No. 152418109                                         Page 26 of 31 Pages

------------------------------- ----------------------------
           1/30/02                         1000
------------------------------- ----------------------------
        2/20/02 (sale)                    (4000)
------------------------------- ----------------------------

         Certain funds expended to date in the foregoing transactions were provided, from time to time, in part by margin account loans from subsidiaries of Bear Stearns Securities Corp. ("Bear Stearns") and CS First Boston (formerly Donaldson Lufkin Jenrette Securities Corp.) ("CSFB/DLJ"), extended in the ordinary course of business. All purchases of Common Stock made using funds borrowed from Bear Stearns or CSFB/DLJ were made in margin transactions on those firms' usual terms and conditions. All or part of the shares of such Common Stock may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities. Such loans generally bear interest at a rate based upon the broker's call rate from time to time in effect. Such indebtedness, if any, may be refinanced with other banks or broker-dealers.

Arrangements or Understandings with Other Persons

         Mr. Fates and Mr. Goodbody have an understanding with the PL Capital Group pursuant to which the Group has requested them to serve on the Board of Directors of the Company, and they have agreed to do so, without compensation from the Group. The Financial Edge Fund has agreed to indemnify Mr. Fates for any liabilities he may incur in connection with the Group's intended solicitation of proxies for use at the 2002 Annual Meeting of Stockholders of the Company. The Group has also agreed to reimburse Mr. Fates and Mr. Goodbody for any expenses that either one of them incurs in connection with the Group's intended solicitation of proxies for use at the 2002 Annual Meeting of Stockholders of the Company, but has no other arrangements or understandings with either such proposed nominee. To Mr. Lashley's knowledge, neither Mr. Fates nor Mr. Goodbody has any arrangement or understanding with any other person pursuant to which he was or is to be selected as a director or nominee for election as a director of the Company.

Absence of any Family Relationships

         Neither Mr. Fates nor Mr. Goodbody has any family relationship with any director or officer of the Company. There is no family relationship between Mr. Fates and Mr. Goodbody.

Absence of Involvement in Certain Legal Proceedings

         To the knowledge of Mr. Lashley, and based on information provided by each nominee:

                  Since January 1, 1997, no petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against Mr. Fates or Mr. Goodbody, and no receiver, fiscal agent or similar officer has been appointed by a court for business or property of Mr. Fates or Mr. Goodbody. In addition, since January 1, 1997 no petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for business or

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CUSIP No. 152418109                                         Page 27 of 31 Pages

         property of, any partnership in which either of them is or was a general partner, or any company or business association of which either of them is or was an executive officer.

                  Since January 1, 1997 neither Mr. Fates nor Mr. Goodbody has been convicted in a criminal proceeding nor has either of them been named as the subject of any pending criminal proceeding (excluding traffic violations or similar misdemeanors).

                  Since January 1, 1997, neither Mr. Fates nor Mr. Goodbody has been the subject of any court order, judgment or decree, not suspended, reversed or vacated, permanently or temporarily enjoining (or otherwise limiting) either of them from (A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission ("CFTC") or any associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity, (B) engaging in any type of business practice, or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

                  Since January 1, 1997, neither Mr. Fates nor Mr. Goodbody has been the subject of any order, judgment or decree not subsequently reversed, suspended or vacated, of a federal or state authority barring, suspending or otherwise limiting for more than 60 days their right to be engaged in any activity described in clause c. above, or to be associated with persons engaged in any such activity.

                  Since January 1, 1997, neither Mr. Fates nor Mr. Goodbody has been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission ("SEC") to have violated any federal or state securities law, or by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, wherein the judgment in such civil action or finding by the SEC or the CFTC has not been subsequently reversed, suspended or vacated.

Absence of Certain Transactions

         To the best knowledge of Mr. Lashley, and based on information provided by each nominee:

                  a. Since January 1, 2001, neither Mr. Fates nor Mr. Goodbody nor any member of the immediate family of either has had any material interest in any transaction or any series of similar transactions to which the Company or any of its subsidiaries was a party, and neither Mr. Fates nor Mr. Goodbody nor any member of the immediate family of either has any material interest in any currently proposed transaction, or series of similar transactions to which the Company or any of its subsidiaries is a party.

                  Since January 1, 2001, neither Mr. Fates nor Mr. Goodbody has had any

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CUSIP No. 152418109                                         Page 28 of 31 Pages

         relationship of the nature described in Item 404(b) of Regulation S-K, promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Specifically, since January 1, 2001, neither Mr. Fates nor Mr. Goodbody has been an executive officer, director, or partner of, or has either one of them owned (directly or indirectly) more than 10% of the equity interest in, any of the following types of organizations:

         i. Any organization that has made or proposes to make payments to the Company or any of its subsidiaries for property or services;

         ii. Any organization to which the Company or any of its subsidiaries was indebted;

         iii. Any organization to which the Company or any of its subsidiaries has made or proposes to make payments for property or services; or

         iv. Any organization that provided legal services or investment banking services to the Company or any of its subsidiaries.

                  Since January 1, 2001, neither Mr. Fates nor Mr. Goodbody, nor any member of their respective immediate families or any firm, company or organization of which either of them is an executive officer or director or the beneficial owner of 10% or more of any class of equity securities, nor any trust or other estate in which either of them has a substantial beneficial interest or as to which either of them serves as a trustee or in a similar capacity, was indebted to the Company or any of its subsidiaries in excess of $60,000 at any time.

Section 16 Compliance

         Neither Mr. Fates nor Mr. Goodbody is required to file reports under
Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Common Stock of the Company.

(ii)     As to the Nominator, Mr. Lashley:

         A.       Name and Record Address

                  Mr. Richard Lashley
                  2 Trinity Place
                  Warren, NJ 07059

         No other stockholder other than members of the PL Capital Group is known to Mr. Lashley to be supporting Mr. Fates or Mr. Goodbody as a nominee.


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CUSIP No. 152418109                                         Page 29 of 31 Pages

         B.       Beneficial Ownership

         Mr. Lashley is the record owner of 100 shares of Common Stock, 500 shares of Common Stock in street name and the beneficial owner of an additional 149,268 shares of Common Stock, par value $1.00 per share, of the Company.


                                                     Very truly yours,

                                                     /s/ Richard Lashley
                                                     Richard Lashley

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CUSIP No. 152418109                                         Page 30 of 31 Pages


                           CONSENT OF PROPOSED NOMINEE

         I, Richard Fates, hereby consent to be named in the proxy statement of Mr. Richard Lashley to be used in connection with his solicitation of proxies from the shareholders of Central Bancorp, Inc. for use in voting at the 2002 Annual Meeting of Stockholders of Central Bancorp, Inc. and I hereby consent and agree to serve a director of Central Bancorp, Inc. if elected at such Annual Meeting.


                                                     /s/ Richard Fates
                                                     Richard Fates

Dated:  May 28, 2002


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CUSIP No. 152418109                                         Page 31 of 31 Pages





                           CONSENT OF PROPOSED NOMINEE


         I, Garrett Goodbody, hereby consent to be named in the proxy statement of Mr. Richard Lashley to be used in connection with his solicitation of proxies from the shareholders of Central Bancorp, Inc. for use in voting at the 2002 Annual Meeting of Stockholders of Central Bancorp, Inc. and I hereby consent and agree to serve a director of Central Bancorp, Inc. if elected at such Annual Meeting.


                                                     /s/ Garrett Goodbody
                                                     Garrett Goodbody

Dated:  May 28, 2002